Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Jack Kopnisky, Chief Executive Officer and Luis Massiani, Chief Financial Officer of Sterling Bancorp (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Annual Report amendment on Form 10-K/A for the year ended September 30, 2014 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 23, 2015	By:	/s/ Jack Kopnisky
Jack Kopnisky
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date:	January 23, 2015	By:	/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President
Chief Financial Officer
Principal Accounting Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Sterling Bancorp and will be retained by Sterling Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.